UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 23, 2009

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On April 23, 2009, Janus Capital Group Inc. (“JCG’) issued a press release reporting its preliminary financial results for the first quarter 2009.  Preliminary financial results exclude expected impairment charges on goodwill and intangible assets totaling $900 million to $1 billion.  The expected impairment charges are being evaluated in connection with the preparation of the March 31, 2009 financial statements and are noncash and are not deductible for income tax purposes.  The impaired assets were originally recognized in connection with the 2001 purchase of shares held by Janus Capital Management LLC’s founder.  JCG assessed goodwill and intangible assets for impairment as a result of lower forecasted results of operations based on continued deterioration in global market conditions and revenues during the first quarter 2009.  Final financial results for the first quarter 2009, including the expected goodwill and intangible asset impairment charges, will be included in JCG’s Form 10-Q for the quarter ended March 31, 2009, to be filed on or before May 11, 2009.  Copies of the first quarter 2009 press release and the earnings presentation are being furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report.

Item 9.01               Financial Statements and Exhibits.

Exhibits

99.1	Janus Capital Group Inc. press release reporting its preliminary financial results for the first quarter 2009

99.2	Janus Capital Group Inc. first quarter 2009 preliminary earnings presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: April 23, 2009	By:	/s/Gregory A. Frost
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Janus Capital Group Inc. press release reporting its preliminary financial results for the first quarter 2009

99.2	Janus Capital Group Inc. first quarter 2009 preliminary earnings presentation